Exhibit 10.5

[LETTERHEAD]

Thursday, September 2, 1999

Michael J. Sherman
Vice President & Treasurer
Arcadia Financial Ltd.
7825 Washington Avenue South
Minnesota, MN 55439
Fax: (612) 942-6620

Cc:	Amy Martin (Standard & Poor's) Kumar Kanthan (Moody's)

Re:  $150 MM Arcadia Warehouse Facility (Arcadia Receivables Finance Corp. IV)—Receivables Financing Agreement and Fee Letter dated as of September 24, 1998.

Dear Michael:

    CSFB is pleased to inform Arcadia that we have received approval to extend the automobile warehouse facility for an additional 364 days. Therefore effective September 23, 1999 (the "Effective Date"), the Commitment Termination Date as defined in the Receivables Financing Agreement will be amended to read September 20, 2000. The Facility Fee, as referred to in Section 3 of the Fee Letter, will be amended to read 0.40% and the Usage Fee, as referred to in Section 2 of the Fee Letter, will be amended to read 0.20%.

    If the above meets with your approval, please sign in the space provided below and fax this letter back to my attention at (212) 743-1086.

    Regards,

/s/ TOM MEIER Tom Meier	/s/ ERIC K. SHEA Eric K. Shea Associate

Agreed:
ARCADIA RECEIVABLES FINANCE CORP. IV
By:	/s/ MIKE SHERMAN Name: Mike Sherman Title: Vice President and Treasurer
ARCADIA FINANCIAL LTD.
By:	/s/ MIKE SHERMAN Name: Mike Sherman Title: Vice President and Treasurer
NORWEST BANK MINNESOTA, N.A.
By:	Name: Title: